UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2026

Angel Studios, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41150	86-3483780
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 W Center St. Provo, UT 84601
(Address of principal executive offices)

(760) 933-8437
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ANGX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Angel Studios, Inc., a Delaware corporation (the “Company”), expects to report revenue for the first quarter of 2026 in the range of $105.0 million to $109.0 million and Adjusted EBITDA (as defined below) for the first quarter of 2026 in the range of $(4.0) million to $(6.0) million. These preliminary financial estimates are based on the Company’s current expectations and may be adjusted as a result of, among other things, the completion of customary quarter-end close review procedures and financial review. The Company expects to report its financial results for the period ending March 31, 2026 during its earnings call for the first quarter of 2026 which is expected to be held in May 2026. Tanner LLP has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to these preliminary financial estimates. Accordingly, Tanner LLP does not express an opinion or any other form of assurance with respect thereto. During the course of the preparation of the Company’s financial statements and related notes as of and for the three months ended March 31, 2026, the Company may identify items that would require it to make material adjustments to the preliminary financial estimates presented herein. These preliminary financial estimates should not be viewed as a substitute for full financial statements prepared in accordance with United States generally accepted accounting principles (“GAAP”) and reviewed by the Company’s independent registered public accounting firm.

“Adjusted EBITDA” is a non-GAAP financial measure defined by the Company as earnings before interest, taxes, depreciation, amortization, stock compensation expense, and the gain/loss on digital assets, as well as exceptional items. Management uses Adjusted EBITDA as a supplemental measure of operating performance to evaluate the performance of the Company’s core business operations, to facilitate comparisons of operating results across reporting periods, and to assist in planning and forecasting future periods. Adjusted EBITDA is presented as a supplemental measure of the Company’s operating performance and should not be considered in isolation or as a substitute for net loss or any other measure of financial performance calculated in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry. Investors should exercise caution in comparing our non-GAAP measure to any similarly titled measure used by other companies. This non-GAAP measure excludes certain items required by GAAP and should not be considered as an alternative to information reported in accordance with GAAP.

A reconciliation of Adjusted EBITDA to net loss is not available without unreasonable effort due to the variability, complexity and limited visibility of certain reconciling items. These items include, but are not limited to, interest expense, income tax expense (benefit), depreciation and amortization, stock-based compensation, restructuring and other non-recurring charges, transaction-related costs, changes in fair value of financial instruments, and other items that may not be indicative of our ongoing operating performance. These reconciling items could have a significant and unpredictable impact on our future GAAP results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEL STUDIOS, INC.

Date: April 10, 2026	By:	/s/ Scott Klossner
		Name:	Scott Klossner
		Title:	Chief Financial Officer